UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 2, 2010


                      Winchester International Resorts Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-144493                      N/A
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

1802 North Carson Street, Suite 108, Carson City, Nevada           89701
     (Address of principal executive offices)                    (Zip Code)

                                  702.685.9009
              (Registrant's telephone number, including area code)

           61 Cimarron Meadows Cres. Okotoks, Alberta Canada T1S 1T1 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 2, 2010, we entered into a merger agreement with Lake W Holdings Inc. and it sole shareholder, Northstar Global GT. Lake W Holdings is a Colorado corporation that holds certain mineral claims in Nevada and California.

The following is a brief description of certain of the terms and conditions of the merger agreement that are material to us:

     1. The resulting company's share structure shall be amended so as to provide for both common stock and two classes of preferred stock, one with super voting rights and the other with such rights and restrictions as may be set by the board of directors. The super voting preferred stock is to be issued on the effectiveness of the merger.

     2. Our company will be re-domiciled to become a Wyoming corporation and our name is to be changed Winchester Resources Inc.

     3. Upon closing of the merger, current Lake W shareholders will own 90% of the resulting company with our current shareholders owning the remaining 10%.

     4. Our current agreement for an acquisition of a 51% interest in Factory Outlet Trailers, Inc. will be assigned/spun out into a newly incorporated company, to be held pro-rata by our current shareholders.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the merger as contemplated in the merger agreement.

The merger agreement is attached as Exhibit 10.1 to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Agreement and Plan of Merger (with additional terms and conditions) with Lake W Holdings Inc. and Northstar Global GT dated September 2, 2010.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINCHESTER INTERNATIONAL RESORTS INC.


/s/ Veryl Norquay
-------------------------------------
Veryl Norquay
President

Date: September 9, 2010

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